UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2023

FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, CA 94403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BEN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously announced, Franklin Resources, Inc. (the “Company”) entered into a definitive agreement with Great-West Lifeco Inc. (“Great-West”), pursuant to which a subsidiary of the Company will acquire 100% of the equity of Putnam U.S. Holdings I, LLC, a subsidiary of Great-West (the “Transaction”). The closing of the Transaction is subject to customary closing conditions.

As previously announced, the Company will issue 33,333,333 shares (“Shares”) of its Common Stock, par value $0.10 per share (“Common Stock”), to Great-West or one of its designated affiliates at closing (and in addition, will pay $100 million in cash 180 days after closing and up to an additional $375 million in post-closing contingent consideration tied to revenue growth targets from the previously announced strategic partnership with Great-West and its affiliates). The actual number of Shares to be issued may be decreased based on certain customary adjustments at and after the closing. The Shares representing 4.9% of the Company’s outstanding Common Stock will be subject to a five-year lock-up after closing, and the remaining Shares will be subject to a 180-day lock-up after closing. The Shares will be issued in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), as the offer and sale of the Shares does not involve a “public offering” and is made only to Great-West and any designated Great-West affiliate receiving the Shares, each of which has represented that it is an “accredited investor” (as defined in Rule 501 of Regulation D under the Securities Act).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date:	November 1, 2023	By:	/s/ Thomas C. Merchant
		Name:	Thomas C. Merchant
		Title:	Executive Vice President, General Counsel and Secretary